                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 22, 2006

                           Global Resource Corporation
             (Exact name of registrant as specified in its charter)

          Nevada                         000-50944                 84-156582
----------------------------       -----------------------   -------------------
(State or other jurisdiction       Commission File Number)       IRS Employer
      of incorporation)                                      Identification No.)

          408 Bloomfield Drive, Unit #3, West Berlin, New Jersey 08091
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (856) 767-5661
                                 --------------

                                209 Robwood Road
                            Baltimore, Maryland 21222
                            -------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(a) On September 22, 2006, the Company completed the acquisition of substantially all of the assets and related development stage business from Carbon Recovery Corporation, pursuant to the Plan and Agreement of Reorganization filed as an Exhibit to Form 8-K filed on July 27, 2006.

(b) The assets acquired consisted of cash, certain equipment and machinery, office furniture and equipment, a vehicle, and the license from MobileStream Oil, Inc. The material asset is the license, as more specifically described at I-3 below.

(c) The assets were acquired from Carbon Recovery Corporation, a New Jersey corporation with offices located at Bloomfield Business Park, 408 Bloomfield Drive, Unit #3, West Berlin, New Jersey 08091. Concurrent with the closing of the acquisition, the Company has moved its offices to those of Carbon Recovery Corporation, where its telephone number is (856) 767-5661 and its facsimile number is (856) 767-5664. The assets were acquired in a transaction intended to constitute a so-called "C" Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. As required by such section, and the applicable rules and regulations of the Internal Revenue Service, Carbon Recovery Corporation is being dissolved.

(d) To acquire the assets of Carbon Recovery Corporation, the Company issued shares of its common stock and its warrants. The Company issued 48,688,996 shares of its common stock to Carbon Recovery Corporation. The Company also assumed the warrant liabilities (contractual liabilities) of Carbon Recovery Corporation by issuing:
         3,908,340 Class B Warrants
         1,397,600 Class D Warrants
         1,397,600 Class E Warrants
For a description of the Warrants see I-8 below.

(e) N/A

(f) Prior to the Closing, the Company was a shell company and, accordingly, is filing the following information consistent with Form 10-SB:

I-1.  DESCRIPTION OF BUSINESS.

Immediately prior to the Closing on September 22, 2006, the Company was a shell corporation. With the acquisition of (i) the assets and (ii) the development stage business from Carbon Recovery Corporation, the business of the Company is now that of Carbon Recovery Corporation prior to the Closing. That business is:
         (i) the construction of plants to exploit the technology licensed to it by Mobilestream Oil, Inc.; and
         (ii) the sub-licensing of third parties to exploit the technology licensed to it by Mobilestream Oil, Inc.

For a description of the technology and the license, see "I-3 Description of Property" below. Essentially, the technology (including the portion covered by Mobilestream Oil, Inc.'s patent pending) is a method for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials.

For example, the process decomposes waste tires into their components of carbon black, scrap steel, and hydrocarbon liquid and gas. Since the tires are manufactured with a combination of different grades of carbon black, the collected carbon black product is a composite of 4 to 6 different grades. The hydrocarbon liquid is not truly "oil". A tire is manufactured from hydrocarbons (60%), and rubber and steel (40% together). The hydrocarbons used to make a tire are "process oil". This "process oil" is a refined product, but with the Company's technology it is broken into a gas which is then partially liquified. The precise composition of the resulting condensed liquid is not known but it has been tested and has a BTU content comparable to diesel fuel so the Company believes that it can be readily sold for fuel value.

At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. Currently, the continuous feed line is in the planning and design stage but, in general, covers the following general steps:

         1. Waste tires are fed into a tire chipper from either a stockpile or directly from trucks unloading the tires into the chipper. The tires are chipped into approximately 3" to 4" pieces.
         2. These pieces are moved into a hopper which is designed to be a reserve, at the beginning of the process, to maintain a continuous flow in the event of a delay in the delivery of additional tires to the chipper.
         3. The pieces are washed with a solution to remove dirt and road oil. The solution is recycled to avoid environmental contamination from the road oil.
         4. The pieces are again washed in a sonic-vibrated solution to further remove dirt and road oil.
         5. The pieces go through a dryer.

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         6. From the dryer the pieces are conveyed into an intermediate silo which is designed to be a further reserve at the beginning of the actual decomposition process, to maintain a continuous flow in the event of any problem with the chipping and washing process steps.
         7. Pieces are fed into the microwave reactor, which accepts a load, locks, draws a vacuum, processes, unlocks and discharges the resulting decomposed residue, which is carbon black and steel. Dust emitted when the reactor discharges is collected and sent to a baghouse. Gases go to a heat exchanger and are condensed to convert back to process oil. The process oil goes to tanks for shipment to buyers. Approximately 10% of the gases will remain uncondensed and will be recovered and sold as natural gas.
         8. The reactor residue, consisting of the carbon black and steel, is cooled and fed into a hopper for the first grinder. The steel is removed by magnetic rail conveyors, to be collected and sold as scrap steel. The carbon black is fed into a grinder and the size is reduced from an estimated 1/8" diameter to approximately 100 microns.
         9. The carbon black is transported by pneumatic tubes to a sifter which reduces the size to approximately 20 to 50 microns. Particles over 50 microns are recirculated.
         10. The carbon black is moved pneumatically to a centrifugal feeder sorter with a 2-ring system.
         11. The smaller pieces are moved to a special bagging area. They are put into 1 ton bags, but there is an optional arrangement to bag, label and pelletize in smaller quantities.
         12. The leftover goes to its own bagging area.

There are other potential applications for the microwave technology covered by the license, in addition to the application for decomposing waste tires. These include:
         1. Stimulation of production of mature oil and gas wells ("stripper" wells); 2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal; 3. Volatilization of heavy or slurry oil; and 4. Recovery of oil from oil shale and oil sands.


I-1 A. RISK FACTORS.

Global Resource Corporation, after the acquisition of the assets and business of Carbon Recovery Corporation ("CRC"), is a small, development stage company. As such it is subject to all of the risks and uncertainties of any such business. Prior to the Closing, CRC had expended much of its efforts and funds on research and development, both prior to and subsequent to, the filing of the patent application. While the use of targeted microwave frequencies is not new technology, as such, the determination of the frequencies to be used and the implementation of that technology is. The process is still in a laboratory mode and size. While the Company believes that its design of the proposed tire disposal facility will be a successful commercial implementation of the process developed in the laboratory, there can be no assurance of that. An actual disposal facility line will have to be built and operated and de-bugged in operation. Whether the line, as ultimately designed and operated, will be profitable is uncertain.

While various potential buyers have expressed interest in purchasing the end products of the decomposition process; e.g., carbon black, process oil and "natural" gas; until the quality and composition of those end products, as developed by actual operations, can be determined, it is highly unlikely that any final purchase commitments will be made by anyone. Until then, there is uncertainty about the market acceptance of those end products and the prices which could be obtained.

The building of an actual line to implement the process is estimated to cost $25,000,000. The Company does not have the financial means to construct such a facility. The Company is exploring financing alternatives, ranging from state government grants, industrial revenue bonds, institutional funding, other private financing and the possibility of a public offering. The Company is uncertain about its ability to secure the financing necessary.

As a small company, Global Resource Corporation is highly dependent upon the efforts and abilities of its management. The loss of the services of any of them could have a substantial adverse effect on it. The Company has purchased "Key Man" insurance policies on only Frank Pringle (in the amount of $2,000,000) but not on any other executives.

Prior to Closing, CRC has not had significant sales. It expects growth in its sales to come primarily from sale of the end products of the waste tire decomposition, licensing fees from third parties using the technology, as well as similar revenues from the other applications of the licensed technology. However, until the waste tire decomposition process is commercialized, proved operational on a continuous feed process facility basis, and is profitable, third parties are unlikely to want to license the technology. Likewise, until the application of the technology to the other applications, such as shale oil, is also proven, revenues from those applications are unlikely. The Company cannot be certain about its ability to convince third parties, who may be, in effect, competitors, to obtain a license to use its technology.

To achieve its business goals, the Company must attract investment capital. It is uncertain about its ability to attract sufficient capital to fund its growth, and, it is uncertain about the costs of any financing which it might obtain.

The Company believes that so long as the cost for hydrocarbons increases, and as the demand for United States sources increases, there will be a market for its technology, subject to its being proven as cost efficient. Meeting that requirement (of proof of cost efficiency) may take substantial financing which the Company is not presently in a position to commit. Thus, the potential revenues from the other applications of the technology is uncertain.

Although a patent application has been filed, there is no assurance that any patent will, in fact, be issued, or, if a patent is issued, to what extent the claims of the patent application will be allowed. In any event, the issuance of a patent is not, in and of itself, an assurance of profitability. Furthermore, while the issuance of a patent for the targeted frequencies may require that others obtain a license for the use of such frequencies for the claimed applications, there is still no assurance that the license fees to be obtained will offset the costs of development, or otherwise return a profit.

The Company has recently completed a 100-to-1 reverse split of its common stock, prior to Closing, substantially reducing its issued and outstanding common stock. The shares being issued for the acquisition are restricted and being held in a Liquidating Trust, which means that until they are registered with the Securities and Exchange Commission they will not be marketable. Accordingly there could be a demand for shares of the Company's common stock which could increase the market price but, upon effectiveness of a registration statement for the shares being held in trust, there could be a substantial number of shares offered for sale which could deflate the market price.


I-2 MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The Company intends to continue the plan of operation developed by Carbon Recovery Corporation and in effect at the time of the acquisition. With respect to the waste tire disposal business, the Company is negotiating a lease for a 3 to 4 acre site, with a 135,000 sq. ft. building, at a former USX site in Fairless Hills, Bucks County, Pennsylvania. While various types of financing are being considered, the most likely source of financing will be industrial revenue bonds. The first commercial tire disposal facility will be located in the building. The Company expects to start the permitting process in the very near future. The final design for the two-line facility is expected to be completed in the near future (see description of process above in I-1). When the facility has been built it will go through a de-bugging process while a stockpile of waste tires is developed so as to permit a constant feed operation. It is the intent that once the first facility has been shown to be commercially feasible, third parties will be licensed for all future locations.

With respect to the other hydrocarbon applications of the technology, the Company will continue its R&D in each of the areas and seek out joint venture partners for field testing and ultimate licensing to users.


I-3  DESCRIPTION OF PROPERTY.

The assets acquired consist of cash, certain equipment and machinery, office furniture and equipment, a vehicle, and the license from MobileStream Oil, Inc. The most important assets acquired are (1) the laboratory equipment and machinery and (2) the license.

The laboratory equipment and machinery include two custom-designed, system-integrated microwave units capable of generating a spectrum of frequencies within the ranges covered by the patent application together with
(a) integral computer systems to control the microwave processes, (b) heat exchangers, (c) vacuum pumps, (d) gas chromatography/mass spectrometers ("CS/MS") and (e) peripheral laboratory equipment.

The license is an exclusive license for the technology embodied in the pending patent application (technology developed by Frank Pringle and assigned to Mobilestream Oil, Inc.) as well as any future amendments, improvements and extensions, as well as an assignment of related trade secrets. The original license covered the use of the technology for the disposal of waste tires. The addition to the license, to date, covers the use of the technology for other hydrocarbon- related applications, including:

     1. Stimulation of production of mature oil and gas wells ("stripper" wells);

     2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;

     3.   Volatilzation of heavy or slurry oil; and

     4.   Recovery of oil from oil shale and oil sands.

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I-4 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of September 22, 2006 after Closing of the acquisition, information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to own five percent or more of the outstanding shares of Common Stock, by each of the Officers, by each of the Directors, and by the Officers and Directors as a group. At the close of business on September 22, 2006, there were 48,761,148 shares issued and outstanding of record, as well as 6,703,540 shares issuable in the event of the exercise of outstanding warrants.

NOTE: Pursuant to the requirements of Section 368(a)(1)(C) of the Internal Revenue Code, Carbon Recovery Corporation ("CRC") will be liquidated and dissolved. Normally, to liquidate CRC, the shares of the Company's common stock issued to CRC for the acquisition of the CRC assets would be distributed to the CRC stockholders. In this case, however, the shares were issued without registration and cannot be distributed to the stockholders until they are registered. Therefore, pending registration, the shares are being distributed to a Liquidating Trust, as permitted by IRS rules and regulations. In order to provide meaningful disclosure under this Item, the shares have been treated as though distributed to the individual stockholders.

                                                               Shares of            Percentage
                                                                Common                 as of
Name and Address of Beneficial Owners                            Stock               09/22/2006 (1)
-------------------------------------                     -------------------       ------------
Frank G. Pringle                                              37,619,000(2)             77.1%
8 Tallowood Drive
Medford, New Jersey 08053

Jeffrey J. Andrews                                                   -0-(3)               -0-(3)
8 Cushman Road
Rosemount, Pennsylvania 19010

Carbon Recovery Corporation                                   48,688,996(4)             99.9%
Bloomfield Business Park
408 Bloomfield Drive, Unit 3
West Berlin, New Jersey 08091

Mobilestream Oil, Inc.                                        37,500,000(5)               77%
Bloomfield Business Park
408 Bloomfield Drive, Units 1 & 2
West Berlin, New Jersey 08091

All Directors and Officers as a Group (2 persons)             37,619,000(2), (3)        77.1%
-----------

(1) Based on 48,761,148 shares issued and outstanding as of September 22, 2006, without including the shares issuable upon exercise of the warrants or stock options.

(2) Includes 119,000 shares distributable from the liquidating trust as a shareholder of Carbon Recovery Corporation and the 37,500,000 shares owned by Mobilestream Oil, Inc., which he controls. Does not include 2,305,000 shares held by Lois Augustine-Pringle, his wife.

(3) Does not include common stock purchase options to purchase 200,000 shares of the Company's Common Stock, 80% of which have not yet vested and are therefore not exercisable.

(4) The 48,688,996 shares are the shares issued by the Company for the acquisition of the assets.

(5) The 37,500,000 shares are the shares which will be issued to Mobilstream Oil, Inc. for the 37,500,000 shares of Carbon Recovery Corporation held by Mobilestream as consideration for the exclusive license issued for the microwave technology.

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I-5 DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. DIRECTORS
AND EXECUTIVE OFFICERS.

The position(s) held by each of our executive officers and Directors following Closing on September 22, 2006 are shown in the following table. Biographical information for each is set forth following the table. Our current Directors were elected on September 22, 2006. Each Director serves for a one-year term and until a successor is elected and has qualified. Currently, our Directors will not be compensated for their services, although their expenses in attending meetings held away from the corporate offices will be reimbursed.

         Name                   Age        Position
         ----                   ---        --------
Frank G. Pringle                63         Chariman of the Board of Directors,
                                           President/CEO
Jeffrey J. Andrews             55          Director, Secretary/Treasurer, CFO

Frank G. Pringle is our Chariman of the Board and President/CEO. Mr. Pringle is the inventor of the process and related apparatus covered by the patent pending covering portions of the described technology. Frank attended Kent State from 1962 to 1963, Hiram College from 1963 to 1964, Lake Erie College from 1963 to 1964 and Towson State College from 1965 to 1966, majoring in Chemistry and Mathematics. Since 1964: he has (i) designed and installed "turn key" engineering operations for food, soft drink, brewery, glass and plastic manufacturing plants, (ii) been a consultant to clients for previously designed and and installed manufacturing plants, (iii) designed, built and managed the operations of a plant for recycling glass, and (iv) since approximately 1999, worked on the development of the licensed technology. Mr. Pringle is also the Chairman of the Board and President/CEO of Mobilestream Oil, Inc., which is the licensor of the Company's newly-acquired technology.

Jeffrey J. Andrews graduated from Villanova University in May, 1974 with a B.S. in Accounting. He has been a C.P.A. in Pennsylvania since 1978. He commenced his accounting career as an Audit Manager for a regional firm, over his career has served as the Controller, Treasurer and/or CFO of various companies, and has had experience in corporate restructurings and reorganizations as well as IPO's and SEC periodic reporting. From April, 1999 to June, 2002 Jeff served as CFO of Collectible Concepts Group, Inc., a public company. From June 2002 to October 2004, when he joined Carbon Recovery Corporation, Jeff was the Controller of Encapsulation Systems Inc.


I-6  EXECUTIVE COMPENSATION.

COMPENSATION OF DIRECTORS

For her services from June, 2006 to the Closing of the Plan and Agreement of Reorganization, Mary Radomsky served as the sole director of the Company. She served without compensation. Following her resignation and the change in control, the new Board, consisting of Messrs. Pringle and Andrews, voted to compensate Ms. Radomsky for her prior services, both as a director and as the sole officer, with a payment of $1,000 in cash and the issuance of twenty-five thousand (25,000) shares of the Company's Common Stock. Otherwise, our directors are not compensated for their services as directors, although their expenses in attending meetings are reimbursed. Since June, 2006 there were no formal meetings of the Board of Directors; action was taken by written consent.

COMPENSATION OF MANAGEMENT

Name & Principal                                                       Other
Position                           Year       Salary       Bonus    Compensation
--------------------------------   ----     -----------    -----    ------------
Richard Mangierelli                2006     $ 30,000(1)      -0-         -0-
President, Chief Executive         2005       60,000(1)      -0-         -0-
  Officer, Secretary and           2004           -0-        -0-         -0-
  Chairman of the
  Board of Directors

Jimmy Villabolos                   2005     $ 30,000(1)      -0-         -0-
 President (from                     NA           NA          NA          NA
 September 22, 2004
 through June 17, 2005)

Mary Radomsky                      2006           -0-        -0-         -0-2
 President (from
 June 7, 2006 through
 September 22, 2006)
_______________
(1) Represents salary accrued but not paid during 2003 through 2006. These liabilities have been settled and paid.
(2) Does not include $1,000 and 25,000 shares of common stock awarded by the new Board of Directors following Closing and her resignation.

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I-7  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The license to Carbon Recovery Corporation acquired by the Company is issued by Mobilestream Oil, Inc., a corporation controlled by Frank G. Pringle, who owns approximately 74% of its common stock. Mobilstream Oil, Inc. is the successor, by merger to PSO Enterprises, Inc. which was the successor by merger to Careful Sell Holding, L.L.C., a limited liability company owned by Frank Pringle and his wife, Lois Augustine-Pringle which LLC was the transferee from Mr. Pringle of the technology developed by him. Mobilestream Oil, Inc. owns 37,500.000 shares of the Common Stock of Carbon Recovery Corporation, which equates to 77% of the 48,761,148 shares of Carbon Recovery Corporation issued and outstanding following Closing. Thus, both Mobilestream Oil, Inc. and Carbon Recovery Corporation are controlled by Frank G. Pringle.

I-8  DESCRIPTION OF SECURITIES

The Company's authorized capital structure consists of shares of Preferred Stock, Common Stock, Stock Options and Common Stock Purchase Warrants. The authorized classes, and the amount or number of each which are authorized and outstanding as of September 22, 2006 are as follows:

                CLASS                AUTHORIZED           OUTSTANDING
          ---------------            ----------           -----------
          Preferred Stock            50,000,000                   -0-
          Common Stock            2,000,000,000            48,761,148
          Stock Options                 200,000               200,000
          Warrants                    6,703,540             6,703,540

PREFERRED STOCK

The 50,000,000 shares of Preferred Stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a "series" of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series. To date, the Board has not designated any series of Preferred Stock and no shares are issued and outstanding.

COMMON STOCK

The Company's Articles of Incorporation provide for the issuance of 2,000,000,000 shares of Common Stock. Common Stock shareholders are entitled to cast one vote for each share at all shareholders' meetings for all purposes, including the election of directors. Holders share equally on a per share basis in dividends that may be declared by the Board of Directors out of funds legally available after dividend distributions to holders of Preferred Stock. Upon liquidation or dissolution, any assets remaining after payment of creditors and after distribution of accrued and unpaid dividends to holders of Preferred Stock will be available for distribution to holders of the Company's Common Stock. Shares of Common Stock are not redeemable, and have no conversion rights. The Common Stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so. The Company, which is in a development stage and has no earnings, has not paid any dividends on its Common Stock and it is not anticipated that any dividends will be paid in the foreseeable future. In the event of a voluntary or involuntary liquidation, all assets and funds of the Company remaining after payments to the holders of Preferred Stock will be divided and distributed among the holders of Common Stock according to their respective shares. No holder of Common Stock has any preemptive or other right to subscribe for or purchase any part of any new or additional issue of Common Stock or securities convertible thereunto.

STOCK OPTIONS

In March 2005 Carbon Recovery Corporation issued a non-qualified Stock Option Agreement to Jeffrey J. Andrews, the Treasurer and CFO for the purchase of 200,000 shares of CRC's Common Stock at a price of $1.00 per share. The options are only exercisable when vested, and they vest at the rate of 40,000 shares a year for 5 years. The option terminates in the event that Mr. Andrews' employment is terminated for any reason, with a requirement that he exercise any vested options within 3 months following such termination; otherwise the vested options also terminate. If not otherwise terminated, the options terminate on December 31, 2014. The Company has assumed the liability and is issuing an identical option.

The Company anticipates issuing additional, similar options as it recruits additional key employees.

WARRANTS

The Company currently has issued and outstanding three (3) classes of Common Stock Purchase Warrants designated as "B" Warrants, "D" Warrants, and "E" Warrants. There are 3,908,340 Class "B" Warrants issued and outstanding, there are 1,397,600 Class "D" Warrants issued and outstanding, and there are 1,397,600 Class "E" Warrants issued and outstanding. The Class "B" Warrants permit the exercise to purchase one (1) share per Warrant, at an exercise price of $2.75 per share, and expire on September 21, 2007. The Class "D" Warrants permit the exercise to purchase one (1) share per Warrant, at an exercise price of $2.75 per share, and expire on September 21, 2007. The Class "E" Warrants permit the exercise, subject to the exercise by the holder of his corresponding "D" Warrant, to purchase one (1) share per Warrant, at an exercise price of $4.00 per share, and expire on September 21, 2007.

DIVIDEND POLICY

The Company has not operated, has had no earnings or net profits, and has not paid any cash dividends on its Common Stock and the Board of Directors has no present intention of declaring any cash dividends. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements, and other factors. In light of the Company's business plan, it is highly likely that all earnings and profits, if any, will be reinvested in the growth of the business and that no dividends will be paid.

II-1 MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

Our Common Stock currently trades on the OTC Bulletin Board under the symbol "GRBC". The chart below breaks down the high bid and the low bid prices (as reported by OTCBB Trading & Market Services) which quotations reflect inter-dealer price, without retail mark-up, mark-down or commission, and may not reflect actual transactions. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of the stock. During the fiscal years ended March 31, 2005 and March 31, 2006, the high and low bid and asked prices were as follows:

         Quarter Ended                      High Bid                 Low Bid
         -------------                      --------                 -------
         June 30, 2004                        $.025                    .005
         September 30, 2004                     .20                    .002
         December 31, 2004                      .15                    .007
         March 31, 2005                        .047                    .006
         June 30, 2005                        $.074                    .011
         September 30, 2005                    .034                    .013
         December 31, 2005                    .0265                    .012
         March 31, 2006                        .035                    .013
For the quarter ended June 30, 2006:           .032                    .015

Effective on August 14, 2006, the Common Stock was reverse split 100 to 1, so that only 72,150 shares were then issued and outstanding. Subsequent to the reverse split, the stock has not traded. On September 26, 2006 the offer and bid prices for the Company's Common Stock were $1.80 and $1.20 respectively.

HOLDERS

As a result of the issuance of the 48,688,996 shares of Common Stock to acquire the assets of Carbon Recovery Corporation, and assuming the ultimate distribution of those shares to the shareholders of "CRC", the approximate number of holders of record of our Common Stock, which is our only class of common equity, is 548. There are approximately 470 shareholders with certificates totaling 40,373 shares held in street name.

DIVIDENDS

We have never had net profits on operations and therefore are currently proscribed from declaring dividends. We have not paid any cash dividends on our Common Stock. Our Board of Directors has no present intention of declaring any dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The declaration and payment of dividends in the future will be determined by our Board of Directors considering the conditions then existing, including the Company's earnings, financial condition, capital requirements, and other factors.

II-2  LEGAL PROCEEDINGS.

On September 8, 2006 the Company became aware of a lawsuit which had apparently been filed on June 30, 2006 in the United States District Court for the Middle District of North Carolina, docketed to Civil Action 1:06CV586 and captioned Starr Consulting, Inc., Creative Gaming Consultants, Inc. and Thomas Pierson v. Global Resources Corp., NutraTek LLC, Johnny Sanchez, Virginia Sanchez and Richard Mangiarelli. Because of the move of the Company's offices from California to Maryland service had not been effected. The suit seeks unspecified damages and other relief related to actions of NutraTek LLC, Johnny Sanchez and Virginia Sanchez at the time (12/4/03 to 6/30/04) when NutraTek LLC was wholly-owned by the Company, then doing business as Advanced Healthcare Technologies, Inc. Essentially the Complaint alleges that Mr. and Mrs. Sanchez, then the officers of both the Company and of NutraTek, LLC, fraudulently induced the plaintiffs to convert certain debt to equity in the Company, which equity has subsequently become valueless. Mr. Mangiarelli was the purchaser of control of the Company from the Sanchezes. The Company does not have sufficient details about the suit to determine a final course of action, but is currently discussing with the plaintiffs various alternatives for dealing with the litigation, in which the Company as currently constituted has no interest.

On June 17, 2005, while we were being regulated as a BDC, the Division of Investment Managment at the SEC ("Division") advised us that it was the view of the Division that we could not rely on the exemption afforded by Regulation E for our prior issuances, between September 27, 2004 through December 2, 2004, of shares of our common stock. The Division also advised us that, in the view of the Division, it appeared that our issuance of those shares violated the registration requirements of Section 5 of the Securities Act of 1933, as amended ("Securities Act"). In response, we advised the Division that it was our view that the issuance of the shares was exempt from registration under the Securities Act under various available exemptions, including but not limited to Regulation E and that our issuance of the shares had not violated Section 5 of the Securities Act. At this time, neither the SEC nor any private party has commenced any action against us alleging that we issued the shares in violation of Section 5 of the Securities Act. Further, to the best of our knowledge, the SEC has not commenced any formal or informal inquiry with respect to its contention that the shares were issued in violation of Section 5 of the Securities Act. In the event that any such action or inquiry is commenced, we intend to defend against such allegations vigorously.


II-3  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.


II-4  RECENT SALES OF UNREGISTERED SECURITIES.

To acquire the assets and business of Carbon Recovery Corporation, the Company issued 48,688,996 shares of its Common Stock and 3,908,340 "B" Warrants, 1,397,600 "D" Warrants, and 1,397,600 "E" Warrants. The Warrants were not part of the consideration for the acquisition, as such; rather they were to effect the assumption of Carbon Recovery Corporation's contractual liability to the holders of Carbon Recovery Corporation's contractual liabilities in that regard. All of the securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The securities were issued to a liquidating trust, which will hold them pending the effectiveness of a registration statement which permits the distribution of them.


II-5  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada General Corporation Law contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses that they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney's fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein. Section 78.751 provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 78.752 authorizes the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502. The indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-laws of the Company otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court- ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

ARTICLES OF INCORPORATION AND BY-LAWS

The Articles of Incorporation and By-laws of the Company, as amended, of the Company empower the Company to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company is such capacities in any other enterprise to the full extent permitted by the laws of the State of Nevada. Pursuant to Nevada law and the Company's Articles of Incorporation and By-laws, officers and directors of the Company (and former officers and directors) are entitled to indemnification from the Company to the full extent permitted by law. The Company's Articles of Incorporation and By- laws generally provide for such indemnification for claims arising out of the acts or omissions of the Company's officers and directors in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The conditions and extent of indemnification are set forth in the Articles of Incorporation and By-laws of the Company and in the Indemnity Agreements between the Company and each officer and director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LIMITATION ON LIABILITY

As permitted by Nevada law, the Company's Articles of Incorporation provide that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as such, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. This provision is intended to afford the Company's directors additional protection from, and limit their potential liability from, suits alleging a breach of their duty of care. The Company believes this provision will assist it in the future in securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct.

INDEMNITY AGREEMENT

In order to induce and encourage highly experienced and capable persons to serve as directors and officers, the Company has entered into an Indemnity Agreement with each director and officer presently serving the Company and will provide the same agreement to future directors and officers as well as certain agents and employees. The Agreement provides that the Company shall indemnify the director and/or officer, or other person, when he or she is a party to, or threatened to be made a party to, a proceeding by, or in the name of, the Company. Expenses incurred by the indemnified person in any proceeding are to be paid to the fullest extent permitted by applicable law. The Agreement may at some time require the Company to pay out funds which might otherwise be utilized to further the Company's business objectives, thereby reducing the ability of the Company to carry out its projected business plans.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

To acquire the assets and business of Carbon Recovery Corporation, the Company issued 48,688,996 shares of its Common Stock and 3,908,340 "B" Warrants, 1,397,600 "D" Warrants, and 1,397,600 "E" Warrants. The Warrants were not part of the consideration, as such; rather they were to effect the assumption of Carbon Recovery Corporation's contractual liability to the holders of Carbon Recovery Corporation's contractual liabilities in that regard. All of the securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The securities were issued to a Liquidating Trust, which will hold them pending the effectiveness of a registration statement which permits the distribution of them.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

On September 22, 2006 the Company issued 48,688,996 shares of its Common Stock to Carbon Recovery Corporation ("CRC") to acquire substantially all of the assets of CRC. Immediately prior to the Closing, the Company had 72,152 shares issued and outstanding, after a 100 to 1 reverse stock split effective on August 14, 2006. The 48,688,996 shares therefore represented 99.9% of the issued and outstanding common stock after the Closing, at which point a total of 48,761,148 shares were issued and outstanding. Accordingly, control of the Company was transferred to CRC. At Closing, Mary Radomsky, the sole director prior to the Closing, resigned after first increasing the Board of Directors to two (2) members and electing Frank G. Pringle, the CEO of CRC, as a member of the Board of Directors to fill the vacancy created by the expansion of the Board. Upon Ms. Radomsky's resignation, Mr. Pringle elected Jeffrey J. Andrews, the CFO of CRC, as a member of the Board of Directors to fill the vacancy created by Ms. Radomsky's resignation. At that point, the Board appointed Mr. Pringle as Chairman of the Board and President/CEO and appointed Mr. Andrews as Secretary/Treasurer and CFO.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

At Closing, Mary Radomsky, the sole officer and sole director prior to the Closing, resigned. See Item 5.01 above.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS.

See Item 2.01 above.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma financial information
-----------------------------------

                           GLOBAL RESOURCE CORPORATION
                         (A DEVELOPMENTAL STAGE COMPANY)
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  JUNE 30, 2006




                           GLOBAL RESOURCE CORPORATION
                         (A DEVELOPMENTAL STAGE COMPANY)
                    INDEX TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----


Introduction to Unaudited Pro Forma Consolidated
   Financial Statement                                                        11

Balance Sheet - June 30, 2006 - Unaudited                                     12


Statement of Operations for the six months ended June 30, 2006 - Unaudited    13

Statement of Operations for the year ended December 31, 2005 - Unaudited      14

Notes to Financial Statement - Unaudited                                      15

                           GLOBAL RESOURCE CORPORATION
                         (A DEVELOPMENTAL STAGE COMPANY)
                      INTRODUCTION TO UNAUDITIED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENT


The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the execution of the Plan and Agreement of Reorganization, dated July 26, 2006, between Global Resource Corporation, ("GRC") (a Nevada corporation), and Carbon Recovery Corporation, ("CRC") (a New Jersey corporation). On September 22, 2006, the holders of CRC's issued and outstanding capital stock surrendered all of their issued and outstanding capital stock to GRC in exchange for 48,688,996 shares of GRC common stock. The Pro Forma Statement included herein reflects the above transaction, which has been accounted for as a reverse merger (recapitalization) with CRC being deemed the accounting acquirer and GRC being deemed the legal acquirer. Such financial information has been prepared from, and should be read in conjunction with, the unaudited consolidated June 30, 2006 financial statements of GRC included in its Form 10-QSB filing, as well as in conjunction with CRC's audited financial statements filed in GRC's Form-8K detailing the transaction.

The accompanying unaudited pro forma consolidated financial statement is presented to illustrate the effects of the merger and reorganization on the historical financial position and operating results of GRC and CRC. The unaudited pro forma consolidated balance sheet as of June 30, 2006 gives effect to the merger and reorganization as if it had occurred on that date, and combines the respective balance sheets, as adjusted, at that date. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 give effect to the merger and reorganization as if it occurred at the beginning of the periods presented and combines the respective statements of operations of GRC and CRC for the respective periods.

The unaudited consolidated pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger and reorganization had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing.


                                                 GLOBAL RESOURCE CORPORATION
                                                (A DEVELOPMENT STAGE COMPANY)
                                        UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                        JUNE 30, 2006

                              ASSETS
                                                          Global            Carbon                                   (1)
                                                         Resource          Recovery                                 Pro
                                                        Corporation      Corporation   Notes   Adjustments         Forma
                                                        ------------     ------------  -----   ------------     ------------
CURRENT ASSETS
  Cash                                                  $          4     $    717,341          $         (4)    $    717,341
  Employee advances                                               --            1,000                    --     $      1,000
                                                        ------------     ------------          ------------     ------------
     Total current assets                                          4          718,341                    (4)         718,341
                                                        ------------     ------------          ------------     ------------
Fixed Assets, net of depreciation                                 --           36,630                    --           36,630
                                                        ------------     ------------          ------------     ------------
OTHER ASSETS
  Investments                                                     --           10,000                    --           10,000
  Deposit - equipment                                             --          254,216                    --          254,216
  Intangible asset                                                --               --                    --               --
                                                        ------------     ------------          ------------     ------------
     Totl other assets                                            --          264,216                    --          264,216
                                                        ------------     ------------          ------------     ------------
TOTAL ASSETS                                            $          4     $  1,019,187          $         (4)    $  1,019,187
                                                        ============     ============          ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities              $      2,767     $    181,146          $     (2,767)    $    181,146
  Current portion - loan payable - vehicle                        --            5,177                    --            5,177
  Current portion - loan payable - equipment                      --           12,333                    --           12,333
  Accrued interest                                            16,953               --               (16,953)              --
  Liability for stock to be issued                                --           94,340                    --           94,340
  Derivative liablity, net of debt discount                  157,213               --              (157,213)              --
  Convertible debentures                                     102,345               --              (102,345)              --
                                                        ------------     ------------          ------------     ------------
     Total current liabilities                               279,278          292,996              (279,278)         292,996
                                                        ------------     ------------          ------------     ------------
LONG-TERM LIABILITIES
  Loan payable - vehicle, net of current portion                  --           11,845                     1           11,845
  Loan payable - equipment, net of current portion                --           55,313                    --           55,313
                                                        ------------     ------------          ------------     ------------
     Total long-term liabilities                                  --           67,158                    --           67,158
                                                        ------------     ------------          ------------     ------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock                                                 7,215               --                (7,215)              --
  Subscription receivable                                         --         (146,858)                   --         (146,858)
  Additional paid-in capital                               7,237,549       42,587,089            (7,237,549)      42,587,089
  Discount on common stock                                        --      (37,500,000)                   --      (37,500,000)
  Accumulated deficit                                     (7,472,843)              --             7,472,843               --
  Deficit accumulated in the development stage               (51,195)      (3,899,698)               51,195       (3,899,698)
  Deferred compensation                                           --         (381,500)                   --         (381,500)
                                                        ------------     ------------          ------------     ------------
     Total stockholders' equity (deficit)                   (279,274)         659,033               279,274          659,033
                                                        ------------     ------------          ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $          4     $  1,019,197          $         (4)    $  1,019,187
                                                        ============     ============          ============     ============

(1) Represents reverse merger showing Carbon Recovery Corporation only.

                                      See the accompanying notes to unaudited pro forma
                                             consolidated financial statements.

                                                          12


                                             GLOBAL RESOURCE CORPORATION
                                            (A DEVELOPMENT STAGE COMPANY)
                               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                        FOR THE SIX MONTHS ENDED JUNE 30, 2006


                                                 Global           Carbon
                                                Resource         Recovery                                   Pro
                                               Corporation      Corporation    Notes    Adjustment         Forma
                                               ------------     ------------   -----    ----------      ------------
REVENUES                                       $         --     $         --                            $         --

COST OF SALES                                            --               --                                      --
                                               ------------     ------------                            ------------
GROSS PROFIT                                             --               --                                      --
                                               ------------     ------------                            ------------

OPERATING EXPENSES
  Consulting fees                                        --           44,495                                  44,495
  Compensation                                       40,000               --                                  40,000
  Professional fees                                  18,756          106,565                                 125,321
  Marketing and commission expenses                      --           44,505                                  44,505
  Other general and administrative expenses          22,147          552,230                                 574,377
  Research and development                               --          466,667                                 466,667
  Impairment of investment in real estate                --               --                                      --
  Depreciation expense                                   --            8,827                                   8,827
                                               ------------     ------------                            ------------
     Total Operating Expenses                        80,903        1,223,289                               1,304,192
                                               ------------     ------------                            ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                  (80,903)      (1,223,289)                             (1,304,192)
                                               ------------     ------------                            ------------
OTHER INCOME (EXPENSE)
  Loss on real estate - net                              --               --                                      --
  Interest expense                                   (4,065)          (7,895)                                (11,960)
  Interest income                                        --            7,041                                   7,041
  Gain/(Loss) on derivative                          16,026               --                                  16,026
  Gain on settlement of debt                         17,747               --                                  17,747
                                               ------------     ------------                            ------------
     Total Other Income (Expense)                    29,708             (854)                                 28,854
                                               ------------     ------------                            ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES          (51,195)      (1,224,143)                             (1,275,338)
Provision for Income Taxes                               --               --                                      --
                                               ------------     ------------                            ------------
NET LOSS APPLICABLE TO COMMON SHARES           $    (51,195)    $ (1,224,143)                           $ (1,275,338)
                                               ============     ============                            ============

BASIC AND DILUTED LOSS PER SHARE               $      (0.04)    $      (0.03)
                                               ============     ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES          7,215,000       46,510,878
                                               ============     ============

                                  See the accompanying notes to unaudited pro forma
                                          consolidated financial statements.

                                                       13


                                             GLOBAL RESOURCE CORPORATION
                                            (A DEVELOPMENT STAGE COMPANY)
                               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                         FOR THE YEAR ENDED DECEMBER 31, 2005


                                                 Global           Carbon
                                                Resource         Recovery                                   Pro
                                               Corporation      Corporation    Notes    Adjustment         Forma
                                               ------------     ------------   -----    ----------      ------------
REVENUES                                       $         --     $         --                            $         --

COST OF SALES                                            --               --                                      --
                                               ------------     ------------                            ------------
GROSS PROFIT                                             --               --                                      --
                                               ------------     ------------                            ------------

OPERATING EXPENSES
  Consulting fees                                        --          198,911                                 198,911
  Professional fees                                      --          221,297                                 221,297
  Marketing and commission expenses                      --            5,814                                   5,814
  Other general and administrative expenses         118,771          832,710                                 951,481
  Impairment of investment in real estate                --               --                                      --
  Depreciation expense                                   --           23,528                                  23,528
                                               ------------     ------------                            ------------
     Total Operating Expenses                       118,771        1,282,260                               1,401,031
                                               ------------     ------------                            ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                 (118,771)      (1,282,260)                             (1,401,031)
                                               ------------     ------------                            ------------
OTHER INCOME (EXPENSE)
  Loss on real estate - net                              --          (13,207)                                (13,207)
  Interest expense                                  (10,896)              --                                 (10,896)
  Interest income                                        --            4,298                                   4,298
  Unrealized loss on investment                     (28,691)              --                                 (28,691)
                                               ------------     ------------                            ------------
     Total Other Income (Expense)                   (39,587)          (8,909)                                (48,496)
                                               ------------     ------------                            ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES         (158,358)      (1,291,169)                             (1,449,527)
Provision for Income Taxes                               --               --                                      --
                                               ------------     ------------                            ------------
NET LOSS APPLICABLE TO COMMON SHARES           $   (158,358)    $ (1,291,169)                           $ (1,449,527)
                                               ============     ============                            ============

BASIC AND DILUTED LOSS PER SHARE               $      (0.02)    $      (0.03)
                                               ============     ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES          7,215,000       36,943,731
                                               ============     ============

                                  See the accompanying notes to unaudited pro forma
                                          consolidated financial statements.

                           GLOBAL RESOURCE CORPORATION
                         (A DEVELOPMENTAL STAGE COMPANY)
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006


NOTE 1 - GENERAL

On September 15, 2006, Global Resource Corporation ("GRC") (a publicly held corporation) entered into a Plan and Agreement of Reorganization with Carbon Recovery Corporation ("CRC"), whereby, the holders of CRC's issued and outstanding capital stock surrendered all of their issued and outstanding capital stock to GRC in exchange for 48,688,996 shares of GRC common stock.

The above transaction has been accounted for as a reverse merger
(recapitalization) with CRC being deemed the accounting acquirer and GRC being deemed the legal acquirer.

NOTE 2 - SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma consolidated financial statements for the six months ended June 30, 2006 and the year ended December 31, 2005 are as follows:

(a) - To record reverse merger as described in the 8-K filing.

Exhibit
Index No.         Description of Exhibit
---------         ----------------------
2.2*              Stock Purchase Agreement
3.1*              Articles of Incorporation
3.2*              Amended and Restated Bylaws
4.1*              Form of Debenture
4.2*              2004 Stock Option Plan
4.3               Warrant Issuance Resolution
10.1*             Release and Indemnity Agreement
10.2*             Operating Agreement for Well Renewal LLC
10.1*             Pledge Agreement, dated November 18, 2005 between Global
                  Resource Corporation and Transnix Global Corporation
10.2*             Agreement, dated December 15, 2005 bewteen Global Resource
                  Corporation and Transnix Global Corporation.
10.3*             Plan and Agreement of Reorganization
10.4              Form of Indemnification Agreement
10.5**            License Agreement
31.1              Certification of Chief Executive Officer Pursuant to Section
                  302 of the Sarbanes- Oxley Act of 2002
31.2              Certification of Chief Financial Officer Pursuant to Section
                  302 of the Sarbanes- Oxley Act of 2002
32.1              Certification of Chief Executive Officer Pursuant to 18 U.S.C.
                  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2              Certification of Chief Financial Officer Pursuant to 18 U.S.C.
                  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*   Exhibit previously filed.
**  Exhibit to be filed by amendment

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GLOBAL RESOURCE CORPORATION



                                              By: /s/ Frank G. Pringle

Dated: September 26, 2006